Exhibit 24

POWER OF ATTORNEY

The undersigned in his or her capacity as a director or officer, or both, of SpartanNash Company, does hereby appoint dennis Eidson, DAVID M. STAPLES and THOMAS A. VAN HALL or any of them, his or her attorneys or attorney, with full power of substitution, to execute in his or her name an Annual Report of SpartanNash Company on Form 10-K for its fiscal year ended January 3, 2015, and any amendments to that report, and to file it with the Securities and Exchange Commission or other regulatory authority.  Each attorney shall have power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act to be done in the premises as fully and to all intents and purposes as the undersigned could do in person, and the undersigned hereby ratifies and approves the acts of such attorneys.

Signature:	/s/ Craig C. Sturken	Signature:	/s/ M. Shân Atkins
Print Name:	Craig C. Sturken	Print Name:	M. Shân Atkins
Title:	Director	Title:	Director
Date:	January 21, 2015	Date:	February 24, 2015

Signature:	/s/ Mickey P. Foret	Signature:	/s/ Dr. Frank M. Gambino
Print Name:	Mickey P. Foret	Print Name:	Dr. Frank M. Gambino
Title:	Director	Title:	Director
Date:	January 26, 2015	Date:	February 17, 2015

Signature:	/s/ Douglas A. Hacker	Signature:	/s/ Yvonne R. Jackson
Print Name:	Douglas A. Hacker	Print Name:	Yvonne R. Jackson
Title:	Director	Title:	Director
Date:	January 23, 2015	Date:	January 19, 2015

Signature:	/s/ Elizabeth A. Nickels	Signature:	/s/ Timothy J. O’Donovan
Print Name:	Elizabeth A. Nickels	Print Name:	Timothy J. O’Donovan
Title:	Director	Title:	Director
Date:	February 10, 2105	Date:	January 21, 2015

Signature:	/s/ Hawthorne Proctor	Signature:	/s/ William R. Voss
Print Name:	Hawthorne Proctor	Print Name:	William R. Voss
Title:	Director	Title:	Director
Date:	January 27, 2015	Date:	February 19, 2015